Exhibit 99.1

Famous Dave’s of America, Inc. Reports Results for Third Quarter of Fiscal 2018

MINNEAPOLIS, November 13, 2018 – Famous Dave's of America, Inc. (NASDAQ: DAVE) today reported financial results for the third fiscal quarter ended September 30, 2018 compared to the third fiscal quarter ended October 1, 2017.

Highlights for the third quarter of 2018 include the following:

•	Net income from continuing operations of $1.4 million, or $0.15 per share, compared to net loss from continuing operations of $1.9 million, or ($0.28) per share in the prior year.
•	Consolidated Adjusted EBITDA, a non-GAAP measure, increased 41.6% to $2.0 million.
•	General and administrative expenses decreased to $1.9 million from $3.8 million in the third quarter 2017.
•	Reacquired Famous Dave’s restaurant in Janesville, Wisconsin.
•	Company-owned comparable restaurant sales increased 2.1%, with traffic up 4.2%.
•	Franchise-operated comparable restaurant sales declined 1.8%.

Key Operating Metrics

	Three Months Ended		Nine Months Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017
Restaurant count:
Franchise-operated	131	129	131	129
Company-owned	16	25	16	25
Total	147	154	147	154
Comparable restaurant sales %:
Franchise-operated	(1.8)%	(2.1)%	(1.5)%	(3.4)%
Company-owned	2.1%	0.9%	2.8%	(1.4)%
Total	(1.4)%	(1.5)%	(1.0)%	(3.0)%

(in thousands, expect per share data)

System-wide restaurant sales(1)	$90,232	$99,725	$274,661	$311,020

Net income (loss) from continuing operations	$1,402	$(1,914)	$3,792	$(4,984)
Adjusted net income (loss) from continuing operations(2)	1,499	(283)	4,157	(82)

Net income (loss) from continuing operations, per share	$0.15	$(0.28)	$0.45	$(0.72)
Adjusted net income (loss) from continuing operations, per share(2)	0.16	(0.04)	0.49	(0.01)

Adjusted EBITDA(2)	$2,016	$1,425	$6,510	$4,346

(1)

System-wide restaurant sales include sales for all Company-owned and franchise-operated restaurants, as reported by franchisees. Restaurant sales for franchise-operated restaurants are not revenues of the Company and are not included in the Company’s consolidated financial statements.

(2)

Adjusted net income (loss) from continuing operations and adjusted EBITDA are non-GAAP measures. A reconciliation of all non-GAAP measures to the most directly comparable GAAP measure is included in the accompanying financial tables.  See “Non-GAAP Reconciliation.”

Third Quarter 2018 Review

Total revenue for the third quarter of 2018 was $14.1 million, down 12.4% from the third quarter of 2017. The decrease in Company-owned net restaurant sales revenue was primarily a result of the closure of nine Company-owned restaurants. The impact of these closures was partially offset by a 2.1% increase in same-store sales.  The declines in franchise royalty and fee revenue were driven by a decline in franchise-operated same store sales of 1.8% and royalty abatements agreed upon to facilitate the transfer of certain of our franchise-operated restaurants to new operators, who have committed to investing necessary resources to refresh these transferred stores. Additionally, the adoption of ASC 606 – Revenue From Contracts with Customers resulted in approximately $569,000 of additional revenue during the third quarter of 2018.

Restaurant-level operating margin, as a percentage of restaurant sales, net, for Company-owned restaurants was 2.0% compared to 5.6% in the third quarter of fiscal 2017.

General and administrative expenses decreased to $1.9 million from $3.8 million in the third quarter of fiscal 2017. The year over year decline was primarily a result of reduced legal and professional fees, occupancy costs at our corporate office, and compensation expense.

We recognized net income from continuing operations of approximately $1.4 million, or $0.15 per share, in the third quarter of fiscal 2018 compared to a loss from continuing operations of $1.9 million, or ($0.28) per share, in the third quarter of fiscal 2017.  We recognized net income from discontinued operations of approximately $100,000, or $0.01 per share, in the third quarter of fiscal 2017.

Adjusted net income from continuing operations, a non-GAAP measure, was approximately $1.5 million, or $0.16 per share, compared to adjusted net loss from continuing operations of approximately $283,000, or ($0.04) per share, in the third quarter of fiscal 2017. A reconciliation between adjusted net income (loss) from continuing operations and its most directly comparable GAAP measure is included in the accompanying financial tables.

Executive Comments

Jeff Crivello, CEO, commented, “In the third quarter of 2018 we saw our initiatives related to increasing our corporate catering sales come to fruition, as we increased the sales in that line of business by 2.9% year over year.  Our new menu launched throughout the majority of the corporate and franchise system as of October 29, 2018, and we are making significant progress with the development of our Clark Crew BBQ concept.  We look forward to our continuous effort to evolve the Famous Dave's brand.”

About Famous Dave’s

Famous Dave’s develops, owns, operates and franchises barbeque restaurants. Its menu features award-winning barbequed and grilled meats, a selection of salads, sandwiches, side items, and made-from-scratch desserts. As of November 13, 2018, the Company owns 17 locations and franchises an additional 129 restaurants in 33 states, the Commonwealth of Puerto Rico, Canada, and United Arab Emirates.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company uses non-GAAP measures including those indicated below. These non-GAAP measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s consolidated financial statements and are subject to inherent limitations. By providing non-GAAP measures, together with a reconciliation to the most comparable GAAP measure, the Company believes that it is enhancing investors’ understanding of the Company’s business and results of operations. These measures are not intended to be considered in isolation of, as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. The non-GAAP measures presented may be different from the measures used by other companies. The Company urges investors to review the reconciliation of its non-GAAP measures to the most directly comparable GAAP measure, included in the accompanying financial tables.

Adjusted net income (loss) from continuing operations is net income (loss) from continuing operations, plus asset impairment, estimated lease termination and other closing costs, settlement agreements, net (loss) gain on disposal of equipment, stock-based compensation, severance, and the related tax impact. This number is divided by the weighted-average number of basic shares of common stock outstanding during each period presented to arrive at adjusted net income (loss) from continuing operations, per share. Adjusted EBITDA is net income (loss), including discontinued operations, plus asset impairment, estimated lease termination and other closing costs, settlement agreements, depreciation and amortization, interest expense, net, net (loss) gain on disposal of equipment, stock-based compensation, severance and provision (benefit) for income taxes.

Forward-Looking Statements

Statements in this press release that are not strictly historical, including but not limited to statements regarding the timing of the Company’s restaurant openings and the timing or success of refranchising plans, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, which may cause the Company’s actual results to differ materially from expected results. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectation will be attained. Factors that could cause actual results to differ materially from Famous Dave’s expectation include financial performance, restaurant industry conditions, execution of restaurant development and construction programs, franchisee performance, changes in local or national economic conditions, availability of financing, governmental approvals and other risks detailed from time to time in the Company’s SEC reports.

Contact:	Jeff Crivello – Chief Executive Officer
952-294-1300

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

 (in thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017
Revenue:
Restaurant sales, net	$9,903	$12,292	$28,571	$39,955
Franchise royalty and fee revenue	3,462	3,591	10,623	11,412
Franchisee national advertising fund contributions	497	—	1,495	—
Licensing and other revenue	211	183	766	696
Total revenue	14,073	16,066	41,455	52,063

Costs and expenses:
Food and beverage costs	3,091	3,679	8,907	12,017
Labor and benefits costs	3,601	4,441	10,158	14,426
Operating expenses	3,011	3,484	8,746	11,845
Depreciation and amortization	281	1,207	983	2,311
General and administrative expenses	1,937	3,753	5,922	11,796
National advertising fund expenses	497	—	1,495	—
Asset impairment, estimated lease termination charges and other closing costs, net	31	2,405	143	7,011
Net loss on disposal of property	—	45	29	61
Total costs and expenses	12,449	19,014	36,383	59,467

Income (loss) from operations	1,624	(2,948)	5,072	(7,404)

Other income (expense):
Interest expense	(80)	(153)	(422)	(510)
Interest income	54	20	79	20
Total other expense	(26)	(133)	(343)	(490)

Income (loss) before income taxes	1,598	(3,081)	4,729	(7,894)

Income tax (expense) benefit	(196)	1,167	(937)	2,910

Net income (loss) from continuing operations	1,402	(1,914)	3,792	(4,984)
Net income from discontinued operations, net of tax	—	100	—	661
Net income (loss)	$1,402	$(1,814)	$3,792	$(4,323)

Income (loss) per common share:
Basic net income (loss) per share - continuing operations	$0.15	$(0.28)	$0.45	$(0.72)
Basic net income per share - discontinued operations	—	0.01	—	0.10
Basic net income (loss) per share	$0.15	$(0.26)	$0.45	$(0.62)
Diluted net income (loss) per share - continuing operations	$0.15	$(0.28)	$0.45	$(0.72)
Diluted net income per share - discontinued operations	—	0.01	—	0.10
Diluted net income (loss) per share	$0.15	$(0.26)	$0.45	$(0.62)
Weighted average shares outstanding - basic	9,090	6,955	8,435	6,955
Weighted average shares outstanding - diluted	9,111	6,955	8,459	6,955

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

OPERATING RESULTS

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017
Food and beverage costs(1)	31.2%	29.9%	31.2%	30.1%
Labor and benefits costs(1)	36.4%	36.1%	35.6%	36.1%
Operating expenses(1)	30.4%	28.3%	30.6%	29.6%
Restaurant level operating margin(1)(3)	2.0%	5.6%	2.7%	4.2%
Depreciation and amortization expenses (2)	2.0%	7.5%	2.4%	4.4%
General and administrative(2)	13.8%	23.4%	14.3%	22.7%
Income (loss) from continuing operations(2)	11.5%	(18.3)%	12.2%	(14.2)%

(1)	As a percentage of restaurant sales, net
(2)	As a percentage of total revenue
(3)	Restaurant level margins are equal to restaurant sales, net, less restaurant level food and beverage costs, labor and benefit costs, and operating expenses.

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

 (in thousands, except per share data)

(unaudited)

ASSETS
Current assets:	September 30, 2018	December 31, 2017
Cash and cash equivalents	$4,941	$8,836
Restricted cash	1,132	1,590
Accounts receivable, net of allowance for doubtful accounts of $234,000 and $592,000, respectively	3,835	3,768
Held-to-maturity securities	7,012	—
Inventories	657	633
Prepaid income taxes and income taxes receivable	—	689
Prepaid expenses and other current assets	712	793
Assets held for sale	—	475
Total current assets	18,289	16,784

Property, equipment and leasehold improvements, net	10,307	11,442

Other assets:
Intangible assets, net	1,419	1,840
Deferred tax asset, net	6,587	5,823
Other assets	1,596	1,018
	$38,198	$36,907

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt and financing lease obligations	$1,460	$1,307
Accounts payable	4,182	4,365
Accrued compensation and benefits	1,221	1,545
Other current liabilities	2,607	3,118
Total current liabilities	9,470	10,335

Long-term liabilities:
Long-term debt, less current portion	2,448	7,932
Financing lease obligation, less current portion	—	1,196
Other liabilities	4,847	3,963
Total liabilities	16,765	23,426

Shareholders’ equity:
Common stock, $.01 par value, 100,000 shares authorized, 9,092 and 7,376 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	91	70
Additional paid-in capital	7,321	1,460
Retained earnings	14,021	11,951
Total shareholders’ equity	21,433	13,481
	$38,198	$36,907

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

 (in thousands)

(unaudited)

	Nine Months Ended
	September 30, 2018	October 1, 2017
Cash flows from operating activities:
Net income (loss) from continuing operations	$3,792	$(4,984)
Adjustments to reconcile net income (loss) to cash flows provided by operations:
Depreciation and amortization	983	2,311
(Gain) loss from asset impairment and estimated lease termination and other closing costs	(257)	4,976
Net loss on disposal of property	29	61
Amortization of deferred financing costs	96	26
Amortization of lease interest assets	27	27
Deferred income taxes	(185)	351
Deferred rent	(514)	285
Bad debts (recovery) expense	(35)	921
Stock-based compensation	225	183
Changes in operating assets and liabilities:
Accounts receivable, net	(49)	(441)
Inventories	(24)	432
Prepaid income taxes and income taxes receivable	689	(1,068)
Prepaid expenses and other current assets	81	(18)
Other assets	172	(23)
Accounts payable	(183)	349
Accrued compensation and benefits	(411)	1,013
Other current liabilities	(203)	(179)
Other liabilities	(409)	(789)
Cash flows provided by continuing operating activities	3,824	3,433
Cash flows provided by discontinued operating activities	—	1,058
Cash flows provided by operating activities	3,824	4,491

Cash flows from investing activities:
Proceeds from the sale of assets	1,187	—
Payments for acquired restaurants	(37)	—
Advances on notes receivable	(750)	—
Purchases of held to maturity securities	(6,995)	—
Purchases of property, equipment and leasehold improvements	(597)	(252)
Cash flows used for continuing investing activities	(7,192)	(252)
Cash flows used for discontinued investing activities	—	(49)
Cash flows used for investing activities	(7,192)	(301)

Cash flows from financing activities:
Payments for debt issuance costs	—	(15)
Payments on long-term debt and financing lease obligations	(6,625)	(1,206)
Proceeds from sale of common stock, net of offering costs	5,120	—
Proceeds from exercise of stock options	520	—
Cash flows used for financing activities	(985)	(1,221)

Increase (decrease) in cash, cash equivalents and restricted cash	(4,353)	2,969
Cash, cash equivalents and restricted cash, beginning of period	10,426	6,164
Cash, cash equivalents and restricted cash, end of period	$6,073	$9,133

FAMOUS DAVE’S OF AMERICA, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(in thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
(dollars in thousands)	September 30, 2018	October 1, 2017	September 30, 2018	October 1, 2017
Net income (loss) from continuing operations	$1,402	$(1,914)	3,792	(4,984)
Asset impairment and estimated lease termination and other closing costs	31	2,405	143	7,011
Net loss on disposal of equipment	—	45	29	61
Stock-based compensation	58	52	225	183
Severance	22	124	58	509
Tax adjustment	(14)	(995)	(90)	(2,862)
Adjusted net income (loss) from continuing operations	$1,499	$(283)	$4,157	$(82)
Basic adjusted net income (loss) per common share from continuing operations	$0.16	$(0.04)	$0.49	$(0.01)
Diluted adjusted net income (loss) per common share from continuing operations	$0.16	$(0.04)	$0.49	$(0.01)

Weighted average common share outstanding - basic	9,090	6,955	8,435	6,955
Weighted average common share outstanding - diluted	9,111	6,955	8,459	6,955

Net income (loss)	$1,402	$(1,814)	$3,792	$(4,323)
Asset impairment and estimated lease termination and other closing costs	31	2,405	143	7,011
Depreciation and amortization	281	1,380	983	2,868
Interest expense, net	26	133	343	490
Net loss on disposal of equipment	—	45	29	63
Stock-based compensation	58	52	225	183
Severance	22	124	58	509
Provision (benefit) for income taxes	196	(900)	937	(2,455)
Adjusted EBITDA	$2,016	$1,425	$6,510	$4,346